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Exhibit 10(aq)

FIRST AMENDMENT
TO THE
EMPLOYMENT AGREEMENT
BETWEEN
DANIEL S. MESSINA
AND MAGELLAN HEALTH SERVICES, INC.

        THIS FIRST AMENDMENT TO THE EMPLOYMENT AGREEMENT ("Agreement"), dated June 18, 2001, is entered into on this 9th day of May 2002, by and between DANIEL S. MESSINA ("Officer") and MAGELLAN HEALTH SERVICES, INC. ("Employer").

        WHEREAS, Employer promoted Officer to Chief Executive Officer, effective October 1, 2001; and

        WHEREAS, Officer and Employer desire to amend the Agreement for purposes of, among other things, documenting the terms of Officer's employment as Employer's Chief Executive Officer.

        NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, the parties agree as follows:

1.
Section 1 of the Agreement is deleted in its entirety and replaced with the following language:

1.
Employment. Employer agrees to employ Officer, and Officer accepts such employment in accordance with the terms of this Agreement, for a term of three years commencing as of April 1, 2001 and ending, unless terminated earlier in accordance with the provisions of this Agreement, on March 31, 2004. Thereafter, this Agreement shall automatically renew for twelve (12) month periods, unless sooner terminated as provided herein. If either party desires not to renew the Agreement, they must provide the other party with written notice of their intent not to renew the Agreement at least ninety days prior to the next renewal date. Employer's notice of intent not to renew the Agreement shall be deemed to be a termination without cause and the provisions of Section 6(b)(iii) shall apply.

2.
Section 2 of the Agreement is deleted in its entirety and replaced with the following language:

2.
Position and Duties of Officer. Officer will serve as President and Chief Executive Officer of Employer and, subject to election by Employer's shareholders, as a member of Employer's Board of Directors (the "Board"). Employer agrees that Officer's duties under this Agreement will be the usual and customary duties of a President and Chief Executive Officer and, consistent with the foregoing, as are determined from time to time by the Board, and will not be inconsistent with the provisions of the Certificate of Incorporation of Employer or applicable law.

3.
Section 4(b) is amended to read as follows:

(b)
Annual Bonus. Officer also will be eligible to receive an annual bonus conditioned upon he and/or Employer meeting certain goals or objectives to be established for this purpose by the Board or its Compensation Committee. The target amount for such bonus shall be sixty percent of Officer's base salary and whether to pay an amount in excess of the target shall be determined by the Board or its Compensation Committee as needed.

4.
Section 6(b) is modified to add a new subsection (iii) to read as follows:

(iii)
Non-Renewal of Agreement by Employer. If Employer does not renew this Agreement, Employer will continue to pay Officer his base salary in effect as of the date this Agreement terminates, for a period of two years following the effective date of such termination. The continued salary payments shall be made less taxes and other normal withholdings in accordance with Employer's normal payroll procedures.

5.
Sections 6(b)(iii) and 6(b)(iv) are renumbered to read 6(b)(iv) and 6(b)(v).

6.
Section 6(c)(v) is deleted and the last paragraph in Section 6(c) is modified to delete the following language "(other than a termination pursuant to Section 6(c)(5))."

7.
Except as modified by this First Amendment, all terms and conditions of the agreement other than those as outlined above, will remain in full force.

        IN WITNESS WHEREOF, the parties have executed this First Amendment under their respective hands and seals as of the day and year first above written.

OFFICER	MAGELLAN HEALTH SERVICES, INC.
Daniel S. Messina	By:	Henry T. Harbin, M.D. Chairman of the Board

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  Exhibit 10(aq)
FIRST AMENDMENT TO THE EMPLOYMENT AGREEMENT BETWEEN DANIEL S. MESSINA AND MAGELLAN HEALTH SERVICES, INC.